Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:
Ralph Giacobbe
860-787-7968
Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:
Justine Sessions
860-810-6523
Justine.Sessions@Evernorth.com

The Cigna Group Reports Strong Fourth Quarter and Full Year 2025 Results,
Establishes 2026 Outlook and Increases Dividend

•	Total revenues for 2025 increased 11% to $274.9 billion

•	Shareholders’ net income for 2025 was $6.0 billion, or $22.18 per share

•	Adjusted income from operations[1] for 2025 was $8.0 billion, or $29.84 per share

•	2026 adjusted income from operations[1] is projected to be at least $7.950 billion, or at least $30.25 per share[2]

•	Board of Directors declared an increase in the quarterly dividend to $1.56 per share

BLOOMFIELD, CT, February 5, 2026 – Global health company The Cigna Group (NYSE: CI) today reported 2025 results, underscoring operational discipline and the strength of its complimentary portfolio of global health businesses.

“In 2025, we expanded access and support, lowered costs, and improved transparency for our customers and patients,” said David M. Cordani, chairman and CEO of The Cigna Group. “As we enter the new year, we are well‑positioned to build on this momentum, fueled by our innovations that leverage our diversified businesses and track record of strong financial performance.”

Shareholders’ net income for fourth quarter 2025 was $1.2 billion, or $4.64 per share. This compares with $1.4 billion, or $5.13 per share, for fourth quarter 2024.

The Cigna Group’s adjusted income from operations1 for fourth quarter 2025 was $2.1 billion, or $8.08 per share, compared with $1.8 billion, or $6.64 per share, for fourth quarter 2024.

Shareholders’ net income for 2025 was $6.0 billion, or $22.18 per share. This compares with $3.4 billion, or $12.12 per share for 2024, which included a one-time non-cash after-tax investment loss of $2.7 billion, or $9.53 per share.

The Cigna Group’s adjusted income from operations1 for 2025 was $8.0 billion, or $29.84 per share, compared with $7.7 billion, or $27.33 per share, for 2024.

A reconciliation of shareholders’ net income to adjusted income from operations1 is provided on the following page and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues3 and shareholders’ net income to adjusted income from operations1:

Consolidated Financial Results (unaudited, dollars in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Total Revenues	$72,472	$65,649	$274,900	$247,121
Net Investment Results from Equity Method Investments[3]	23	34	(249)	(204)
Special Item related to Impairment of dividend receivable[3]	—	—	—	182
Adjusted Revenues[3]	$72,495	$65,683	$274,651	$247,099

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,234	$1,424	$5,957	$3,434
Net Investment (Gains) Losses[1]	104	(18)	(90)	2,529
Amortization of Acquired Intangible Assets[1]	327	375	1,325	1,347
Special Items[1]	483	64	822	431
Adjusted Income from Operations[1]	$2,148	$1,845	$8,014	$7,741

Shareholders’ Net Income, per share	$4.64	$5.13	$22.18	$12.12
Adjusted Income from Operations[1], per share	$8.08	$6.64	$29.84	$27.33

•
Total revenues for fourth quarter 2025 and full year 2025 increased 10% and 11%, respectively, relative to fourth quarter 2024 and full year 2024, primarily driven by Evernorth Health Services and includes growth of existing client relationships and strong specialty pharmacy growth.

•
Adjusted income from operations[1] for fourth quarter 2025 increased 16% relative to fourth quarter 2024, driven by higher contributions primarily from Cigna Healthcare, as well as Evernorth Health Services.

•	Adjusted income from operations[1] for 2025 increased 4% from 2024, reflecting strong growth in Evernorth Health Services, primarily within Specialty and Care Services.

•
The SG&A expense ratio[4] and adjusted SG&A expense ratio[4] were 5.0% and 4.7% for fourth quarter 2025, compared to 5.9% and 5.7% in fourth quarter 2024, and 5.3% and 5.0% for full year 2025, compared to 6.0% and 5.9%, for full year 2024, reflecting business mix shift.

•	The debt-to-capitalization ratio was 43.0% at December 31, 2025, compared to 44.9% at September 30, 2025 and 43.8% at December 31, 2024.

•	In 2025, the Company repurchased 11.9 million shares of common stock for approximately $3.6 billion.

•
On February 5, 2026, the Company’s Board of Directors declared a cash quarterly dividend of $1.56 per share of Cigna common stock to be paid on March 19, 2026 to shareholders of record as of the close of trading on March 5, 2026. This reflects an increase from the 2025 cash quarterly dividend of $1.51 per share.

CUSTOMER RELATIONSHIPS

The following table summarizes The Cigna Group’s medical customers and overall customer relationships:

Customer Relationships (in thousands):
	As of the Periods Ended December 31,
	2025	2024

Total Pharmacy Customers[5]	123,603	118,304

U.S. Healthcare	16,423	17,502
International Health	1,695	1,645
Total Medical Customers[5]	18,118	19,147

Behavioral Care	28,269	23,932
Dental	18,438	18,258
Medicare Part D	—	2,571

Total Customer Relationships[5]	188,428	182,212

•
Total customer relationships[5] at December 31, 2025 increased 3% from December 31, 2024 to 188.4 million, reflecting new sales and the continued expansion of relationships in Pharmacy Benefit Services and Behavioral Care, partially offset by the HCSC transaction[6].

•	Total pharmacy customers[5] at December 31, 2025 increased 4% from December 31, 2024 to 123.6 million due to new sales and the continued expansion of relationships.

•
Total medical customers[5] at December 31, 2025 decreased 5% from December 31, 2024 to 18.1 million, primarily reflecting the impact of the HCSC transaction[6]. Excluding the impact of the HCSC transaction[6], total medical customers[5] as of December 31, 2025 were consistent with December 31, 2024.

•	Total behavioral customers[5] at December 31, 2025 increased 18% from December 31, 2024 to 28.3 million due to the onboarding of a new government contract.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income from operations1 to shareholders’ net income.

Evernorth Health Services

This segment includes the Pharmacy Benefit Services and Specialty and Care Services operating segments, which provide independent and coordinated health solutions and capabilities to enable the health care system to work better and help people live healthier lives.

Pharmacy Benefit Services drives high-quality, cost-effective pharmacy care through various services such as drug claim adjudication, retail pharmacy network administration, benefit design consultation, drug utilization review, drug formulary management and access to our home delivery pharmacy. Specialty and Care Services provides specialty drugs for the treatment of complex and rare diseases, specialty distribution of pharmaceuticals and medical supplies, as well as clinical programs to help our clients drive better whole-person health outcomes through care services.

Financial Results (dollars in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Adjusted Revenues
Pharmacy Benefit Services	$36,339	$30,273	$132,126	$111,822
Specialty and Care Services	$26,717	$23,471	$102,827	$90,333
Adjusted Revenues[3]	$63,056	$53,744	$234,953	$202,155
Adjusted Income from Operations, Pre-Tax
Pharmacy Benefit Services	$1,154	$1,198	$3,506	$3,577
Specialty and Care Services	$1,034	$948	$3,715	$3,424
Adjusted Income from Operations, Pre-Tax[1]	$2,188	$2,146	$7,221	$7,001
Margin, Pre-Tax[7]	3.5%	4.0%	3.1%	3.5%

•
Evernorth Health Services fourth quarter 2025 adjusted revenues[3] and adjusted income from operations, pre-tax[1], increased 17% and 2%, respectively, relative to fourth quarter 2024. For full year 2025, adjusted revenues[3] and adjusted income from operations, pre-tax[1], increased 16% and 3%, respectively, relative to 2024.

•	For Pharmacy Benefit Services:
◦
Fourth quarter 2025 and full year 2025 adjusted revenues[3] increased 20% and 18%, respectively, relative to the fourth quarter 2024 and full year 2024, reflecting strong organic growth, including the growth of existing client relationships, and new business.

◦
Fourth quarter 2025 and full year 2025 adjusted income from operations, pre-tax[1], decreased 4% and 2%, relative to fourth quarter 2024 and full year 2024, reflecting strategic investments and initiatives to support business growth and improve the patient experience.

•	For Specialty and Care Services:
◦	Fourth quarter 2025 and full year 2025 adjusted revenues[3] both increased 14%, relative to fourth quarter 2024 and full year 2024, reflecting strong specialty volume growth.

◦
Fourth quarter 2025 and full year 2025 adjusted income from operations, pre-tax[1], increased 9% and 8%, respectively, relative to fourth quarter 2024 and full year 2024, reflecting strong organic growth in specialty businesses, including increased adoption of biosimilars.

Cigna Healthcare

This segment includes the U.S. Healthcare and International Health operating segments, which provide comprehensive medical and coordinated solutions to clients and customers. U.S. Healthcare provides medical plans and other benefits and solutions for insured and self-insured clients as well as individual and family plan customers. International Health provides health care solutions in our international markets, as well as health solutions for globally mobile individuals and employees of multinational organizations. U.S. Healthcare included the Medicare and related businesses until the divestiture of such businesses to Health Care Services Corporation (“HCSC”)6 on March 19, 2025.

Financial Results (dollars in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Adjusted Revenues[3,8]	$11,172	$13,331	$47,163	$52,914
Adjusted Income from Operations, Pre-Tax[1]	$734	$511	$4,153	$4,229
Margin, Pre-Tax[7]	6.6%	3.8%	8.8%	8.0%

•
Fourth quarter 2025 and full year 2025 adjusted revenues[3,8] decreased 16% and 11%, respectively, relative to fourth quarter 2024 and full year 2024, primarily reflecting the impact of the HCSC transaction[6,8]. Excluding the impact of the HCSC transaction[6,8], fourth quarter 2025 and full year 2025 adjusted revenues[3,8] increased 8% and 7%, respectively, relative to fourth quarter 2024 and full year 2024, primarily driven by premium rate increases to cover expected increases in medical costs.

•
Fourth quarter 2025 adjusted income from operations, pre-tax[1], increased 44% relative to fourth quarter 2024, primarily driven by higher contributions from stop loss products relative to the prior year. Full year 2025 adjusted income from operations, pre-tax[1], decreased 2% relative to full year 2024, primarily due to lower contributions from the Individual and Family Plans business.

•
The Cigna Healthcare MCR[4] was 88.0% for fourth quarter 2025, compared to 87.9% for fourth quarter 2024. The Cigna Healthcare MCR[4] was 84.4% for full year 2025, compared to 83.2% for full year 2024, primarily due to higher medical costs, driven by the Individual and Family Plans business.

•
Cigna Healthcare net medical costs payable[9] was $4.09 billion at December 31, 2025, $4.53 billion at September 30, 2025, and $4.86 billion at December 31, 2024. The sequential decrease was consistent with prior years, reflecting stop loss seasonality. The year-over-year decrease was primarily driven by the HCSC transaction[6] which included $978 million in net medical costs payable[9] at December 31, 2024. Favorable prior year reserve development on a gross pre-tax basis was $342 million and $456 million for 2025 and 2024, respectively.

Corporate and Other Operations

Corporate reflects interest expense, amounts not allocated to operating segments and includes intersegment eliminations. Other Operations is comprised of Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations and other non-strategic businesses.

Financial Results (dollars in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024[3]

Adjusted (Loss) from Operations, Pre-Tax[1]	$(373)	$(424)	$(1,504)	$(1,697)

2026 OUTLOOK2

The Cigna Group’s outlook2 for full year 2026 adjusted revenues2,3 is approximately $280.0 billion. The Cigna Group’s outlook for full year 2026 consolidated adjusted income from operations1,2 is at least $7.950 billion, or at least $30.25 per share2. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2026 dividends.

(dollars in millions, except where noted and per share amounts)
2026 Consolidated Metrics	Projection for Full Year Ending December 31, 2026
Adjusted Revenues[2,3]	~$280,000
Adjusted Income from Operations[1,2]	at least $7,950
Adjusted Income from Operations, per share[1,2]	at least $30.25
Adjusted SG&A Expense Ratio[2,4]	~5.0%
Adjusted Effective Tax Rate[2,10]	~19.0%
Cash Flow from Operations[2]	~$9,000
Capital Expenditures[2]	~$1,300
Shareholder Dividends[2]	~$1,600
Weighted Average Shares Outstanding (millions)[2]	261 to 265

2026 Evernorth Metrics
Evernorth Adjusted Income from Operations, Pre-Tax[1,2]	at least $6,900

2026 Cigna Healthcare Metrics
Cigna Healthcare Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,500
Cigna Healthcare Medical Care Ratio[2,4]	83.7% to 84.7%
Total Medical Customers[2,5]	~18.1M

The foregoing statements represent the Company’s current estimates of The Cigna Group’s 2026 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on The Cigna Group’s website in the Investor Relations section (https://investors.thecignagroup.com/overview/default.aspx). Management will be hosting a conference call to review full year 2025 results and discuss full year 2026 outlook beginning today at 8:30 a.m. ET.  A link to the conference call is available in the Investor Relations section of The Cigna Group’s website located at https://investors.thecignagroup.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:
Live Call
(888) 566-1889   (Domestic)
(773) 799-3989   (International)
Passcode: 02052026

Replay
(866) 405-7290   (Domestic)
(203) 369-0603   (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 markets and jurisdictions, and has more than 185 million customer relationships around the world. Learn more at thecignagroup.com.

Notes:

1.
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and facilitates analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

2.
Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income, on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net investment results and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond The Cigna Group’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2026 dividends.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

3.
Adjusted revenues is used by The Cigna Group’s management because it facilitates analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

4.	Operating ratios are defined as follows:
•
The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all Cigna Healthcare risk products provided through guaranteed cost or experience-rated funding arrangements. Changes in percentages may be expressed in basis points (“bps”).

•
SG&A expense ratio on a GAAP basis for the fourth quarter 2025 represents enterprise selling, general and administrative expenses of $3,609 million as a percentage of total revenue of $72.5 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the fourth quarter 2024 represents enterprise selling, general and administrative expenses of $3,865 million as a percentage of total revenue of $65.6 billion at a consolidated level.

•
SG&A expense ratio on a GAAP basis for the full year 2025 represents enterprise selling, general and administrative expenses of $14,617 million as a percentage of total revenue of $274.9 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the full year 2024 represents enterprise selling, general and administrative expenses of $14,844 million as a percentage of total revenue of $247.1 billion at a consolidated level.

•
Adjusted SG&A expense ratio for the fourth quarter 2025 represents enterprise selling, general and administrative expenses of $3,430 million excluding special items of $179 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the fourth quarter 2024 represents enterprise selling, general and administrative expenses of $3,767 million excluding special items of $98 million as a percentage of adjusted revenue at a consolidated level.

•
Adjusted SG&A expense ratio for the full year 2025 represents enterprise selling, general and administrative expenses of $13,691 million excluding special items of $926 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the full year 2024 represents enterprise selling, general and administrative expenses of $14,569 million excluding special items of $275 million as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•
Total medical customers includes individuals who meet any one of the following criteria: (i) are covered under a medical insurance policy, managed care arrangement, or administrative services agreement issued by Cigna Healthcare; (ii) have access to Cigna Healthcare’s provider network for covered services under their medical plan; or (iii) have medical claims that are administered by Cigna Healthcare.

•	Total customer relationships and total medical customers as of December 31, 2024, excluding the impact of the HCSC transaction[6], were 179,712 thousand and 18,055 thousand, respectively.

6.
On March 19, 2025, the company completed the sale (the “HCSC transaction”) of its Medicare Advantage, Medicare Individual Stand-Alone Prescription Drug Plans, Medicare and Other Supplemental Benefits, and CareAllies businesses to Health Care Services Corporation (“HCSC”).

7.	Margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

8.
The Cigna Group owns noncontrolling interests in certain operating joint ventures. As such, the adjusted revenues for the Cigna Healthcare segment only include the Company’s share of the joint ventures’ earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

Set forth below is a table that presents the impact of the HCSC transaction on Cigna Healthcare Adjusted Revenues for the periods presented. Management believes that the presentation of this measure is useful to investors because it permits a comparison of the Company’s go-forward business across periods.

Financial Results (dollars in millions):
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Cigna Healthcare Adjusted Revenues[3]	$11,172	$13,331	$47,163	$52,914
Less: U.S. Healthcare - divested businesses revenues	—	2,973	3,850	12,348
Cigna Healthcare Adjusted Revenues[3] excluding U.S. Healthcare - divested businesses revenues	$11,172	$10,358	$43,313	$40,566

9.
Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.24 billion as of December 31, 2025, $4.68 billion as of September 30, 2025, and $5.02 billion as of December 31, 2024.

10.
The measure “adjusted effective tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate”. We define adjusted effective tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding pre-tax income (loss) attributable to noncontrolling interests, net investment results, amortization of acquired intangible assets, and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net investment results and (ii) future special items.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected outlook for 2026 (including adjusted revenues; adjusted income from operations, including on a per share, and segment basis; adjusted SG&A expense ratio; adjusted effective tax rate; cash flow from operations; capital expenditures; shareholder dividends; weighted average shares outstanding; medical care ratio; and total medical customers); future financial or operating performance, including our ability to improve the health and vitality of those we serve; future growth, business strategy and strategic or operational initiatives, including our ability to successfully implement actions across our business to strengthen our platform and build a more sustainable model for healthcare; economic, regulatory or competitive environments; capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding The Cigna Group’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to manage healthcare costs and respond to price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; our ability to compete effectively, differentiate our products and services from those of our competitors and adapt to changes in an evolving and rapidly changing industry; changes in drug pricing or industry pricing benchmarks; our ability to efficiently transition to a new rebate-free pricing model; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with health care payors, physicians, hospitals, other health service providers and with producers and consultants; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; uncertainties surrounding participation in government-sponsored programs and providing services to payors who participate in government-sponsored programs; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; compliance with applicable privacy, security and data laws, regulations and standards; the outcome of litigation, regulatory audits and investigations; compliance costs and potential failure of our prevention, detection and control systems; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; risks related to our use of artificial intelligence and machine learning; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations which could lead to an impairment charge; our ability to achieve our strategic and operational initiatives; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates; risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE CIGNA GROUP			Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024

REVENUES

Pharmacy revenues	$58,336	$49,941	$216,672	$185,362
Premiums	9,288	11,503	40,261	45,996
Fees and other revenues	4,509	3,928	16,921	14,790
Net investment income	339	277	1,046	973
Total revenues	72,472	65,649	274,900	247,121
Net investment results from certain equity method investments	23	34	(249)	(204)
Special item related to impairment of dividend receivable	—	—	—	182
Adjusted revenues (1)	$72,495	$65,683	$274,651	$247,099

Shareholders’ net income	$1,234	$1,424	$5,957	$3,434
Pre-tax adjusted income (loss) from operations by segment
Evernorth Health Services	$2,188	$2,146	$7,221	$7,001
Cigna Healthcare	734	511	4,153	4,229
Corporate and Other Operations	(373)	(424)	(1,504)	(1,697)
Adjusted income tax expense	(401)	(388)	(1,856)	(1,792)
Consolidated after-tax adjusted income from operations	$2,148	$1,845	$8,014	$7,741

Weighted average shares (in thousands)	265,699	277,784	268,563	283,218
Common shares outstanding (in thousands)			263,464	273,789
SHAREHOLDERS’ EQUITY at December 31,			$41,713	$41,033
SHAREHOLDERS’ EQUITY PER SHARE at December 31,			$158.33	$149.87

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
(Dollars in millions, except per share amounts)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

SHAREHOLDERS’ NET INCOME

Shareholders’ net income		$1,234		$1,424		$5,957		$3,434
Adjustments to reconcile adjusted income from operations
Net investment losses (gains) (2)	$123	104	$(34)	(18)	$(225)	(90)	$2,533	2,529
Amortization of acquired intangible assets	463	327	424	375	1,743	1,325	1,703	1,347
Special Items
Deferred tax expenses, net	—	374	—	9	—	427	—	84
Strategic optimization program	183	136	—	—	749	565	—	—
Integration and transaction-related costs	30	21	98	76	327	247	275	211
Net loss (gain) on sale of businesses	66	(48)	(130)	(21)	(13)	(404)	(24)	(2)
Benefits associated with litigation matters	—	—	—	—	(17)	(13)	—	—
Impairment of dividend receivable	—	—	—	—	—	—	182	138
Adjusted income from operations (3)		$2,148		$1,845		$8,014		$7,741

DILUTED EARNINGS PER SHARE

Shareholders’ net income		$4.64		$5.13		$22.18		$12.12
Adjustments to reconcile to adjusted income from operations
Net investment losses (gains) (2)	$0.46	0.39	$(0.12)	(0.06)	$(0.84)	(0.34)	$8.95	8.93
Amortization of acquired intangible assets	1.74	1.23	1.53	1.34	6.50	4.94	6.01	4.76
Special Items
Deferred tax expenses, net	—	1.41	—	0.03	—	1.59	—	0.30
Strategic optimization program	0.69	0.51	—	—	2.78	2.10	—	—
Integration and transaction-related costs	0.11	0.08	0.35	0.27	1.22	0.92	0.97	0.75
Net loss (gain) on sale of businesses	0.25	(0.18)	(0.47)	(0.07)	(0.05)	(1.50)	(0.08)	(0.02)
Benefits associated with litigation matters	—	—	—	—	(0.06)	(0.05)	—	—
Impairment of dividend receivable	—	—	—	—	—	—	0.64	0.49
Adjusted income from operations (3)		$8.08		$6.64		$29.84		$27.33
(1)  Adjusted revenues is defined as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes Net investment gains/losses as presented in our Consolidated Statements of Income, as well as the Company’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting, which are presented within Fees and other revenues in our Consolidated Statements of Income.

(3) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.